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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
              ----------------------------------------------------


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-115338) pertaining to the TRW Automotive Retirement Savings Plan of our report dated February 21, 2005, with respect to the consolidated and combined financial statements and schedule of TRW Automotive Holdings Corp. and its predecessor included in the 2004 Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                           /s/ Ernst & Young LLP


February 21, 2005